EXHIBIT 99.1

Turner Appoints Patrick Devereaux To Blockchain Management Team

HOUSTON, Texas - May 29, 2018 - NASDAQ Newswire - Turner Valley Oil and Gas, Inc. (the “Company”) (OTC: TVOG), pending name change to PrimeStar Bitumen, Inc., is pleased to announce another key addition to its management team as Turner expands upon its newly formed infrastructure, shipping, and blockchain company.  Patrick Devereaux will begin work immediately as Director of Finance for the Company.

Patrick’s background in finance and accounting goes back more than a decade with diverse experience in a variety of industries. He has worked for CPA firms as a staff accountant, run his own consulting firm, and most recently has been CFO of multiple start-ups and an Advisor to technology companies raising funds for blockchain technology.  Patrick was part of the Lamassu team responsible for building one of America’s first Blockchain-powered ATM’s. His knowledge of tax code and other regulatory bodies has proven its value many times over, saving some companies millions of dollars in tax liabilities.

Mr. Devereaux, known as the Blockchain Accountant of New England, is also the CEO of Galactic Systems Inc., a multi-service company providing consulting, software, and virtual goods and services in the virtual reality, communications, and blockchain industries.  Galactic Systems is also where Turner’s new Director of Blockchain and M & A Development, Mike Lorrey, serves as President/Chairman. In addition, he served as CFO at Octaneum, which develops blockchain technology for petroleum based derivatives.  This experience in particular will serve Turner well as it looks to become a major force in the bitumen shipping and blockchain markets.

His educational background includes degrees from Franklin Pierce University and attending the Master's program at Southern New Hampshire University.  He has been a member of New Hampshire's Certified Fraud Examiners Association. He is currently working on his CPA and CMA licences.

Turner CEO Steve Helm commented, “We are excited to add someone with Patrick’s credentials to our team.  As the Company begins to add blockchain companies to our holding company portfolio, and engages in Joint Ventures (JV’s) with other infrastructure and blockchain companies, he will be a tremendous asset for us, especially on the financial analysis and accounting side of the blockchain markets”.

Management expects to make more announcements soon regarding a new Board of Directors and additional management additions, Form 10 resubmission, expansion/shipping contract details, M & A’s, JV’s, an updated website, and a host of other company events as the company builds upon its initial bitumen shipping asset purchase.

NASDAQ Material Disclosure Link: http://www.nasdaq.com/symbol/tvog/press-releases

SEC Form 10 Link: https://backend.otcmarkets.com/otcapi/company/sec-filings/12583468/content/html

About Turner Valley Oil & Gas, Inc.

Turner Valley Oil & Gas, Inc. (pending name change from PrimeStar Bitumen, Inc.) (OTC:TVOG) is a business holding company with a historical focus on energy related holdings. The Company’s acquisition model is focused on finding and evaluating profitable small to mid-sized businesses as acquisition candidates where cash flow can be improved through its buy, build & bolt-on model within the real assets, blockchain, energy, infrastructure, bitumen, and asphalt segments.

Certain statements in this press release are forward-looking and involve a number of risks and uncertainties. Such statements are subject to certain transactions such as the completion of the transfer of vessel assets and the closing of the private placement. Turner is not now or does not intend to invest or otherwise participate in any cryptocurrencies or Initial Coin Offerings (“ICO”), thereby limiting any similar transactions to where blockchain is the technology being utilized. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.

Website: https://PrimeStarBitumen.com/

OTC Markets Profile: http://www.otcmarkets.com/stock/TVOG/profile

Full Disclaimer: https://PrimeStarBitumen.com/disclaimer/

Contacts:

Steve Helm, CEO

Turner Valley Oil And Gas, Inc.

Address: 3270 Sul Ross, Houston, TX 77098

Phone: 1-713-588-9453

Email: IR@PrimeStarBitumen.com